Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information has been prepared to reflect the acquisition of substantially all of the assets of baggallini, Inc. (“baggallini”) by R.G. Barry Corporation (“Barry”) at March 31, 2011.
You should read these unaudited pro forma condensed combined financial statements in conjunction with the:
•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Barry’s separate audited consolidated financial statements as of and for the year ended July 3, 2010 and related notes as included in Barry’s Annual Report on Form 10-K for the year ended July 3, 2010;

•	separate audited consolidated financial statements of baggallini as of and for the years ended December 31, 2010 and 2009 and related notes, included elsewhere in this Current Report on Form 8-K/A;

•	separate unaudited financial statements of baggallini as of March 31, 2011 and December 31, 2010 and for the three months ended March 31, 2011 and March 31, 2010 and related notes, included elsewhere in this Current Report on Form 8-K/A; and

•	Barry’s separate unaudited condensed consolidated financial statements as of April 2, 2011 and July 3, 2010 and for the nine months ended April 2, 2011 and April 3, 2010 and related notes as included in Barry’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 11, 2011.
The financial information of Barry and baggallini for the year ended July 3, 2010 presented in the unaudited pro forma condensed combined financial information is financial information from the audited consolidated financial statements of Barry and from baggallini’s unaudited interim financial statements. Appropriate adjustments have been made for interim period financial results for baggallini as necessary to align financial data with the fiscal year end date of July 3, 2010 for Barry and do not include all disclosures required by United States generally accepted accounting principles.
The unaudited pro forma condensed combined financial information is provided for informational purposes only. The pro forma information is not necessarily indicative of what the combined companies’ results of operations actually would have been if the events set forth above had been completed at the date indicated. In addition, the unaudited pro forma condensed combined statements of operations do not purport to project Barry’s combined future financial position or operating results.
On March 31, 2011, a wholly-owned subsidiary of Barry, Barry Holding Co., completed its previously announced acquisition of substantially of the assets of baggallini pursuant to the terms of the Asset Purchase Agreement, dated as of March 15, 2011, by and among Barry Holding Co. (now known as Baggallini, Inc.), baggallini, Dixie B. Powers, as trustee and individually, and Elizabeth Ann Simmons. Total consideration in the acquisition was $34,557, with $33,750 initially paid and $807 estimated as due based on a net working capital adjustment (customer receivables and inventory less trade payables assumed) at the date of acquisition compared to a minimum threshold specified in the agreement. Allocation of the purchase price includes: (i) $6,317 assigned to tangible working capital assets acquired, net of trade payable liabilities assumed); (ii) $151 in tangible property and leasehold improvements acquired; (iii) $5,600 to trade names acquired; (iv) $12,400 to the value of existing customer relationships acquired; and (v) $10,089 to goodwill.

Since the acquisition was consummated on March 31, 2011, the effect of this transaction was reflected in the unaudited condensed consolidated balance sheet included in Barry’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2011. Accordingly, an unaudited pro forma condensed combined balance sheet is not included herein.
The unaudited pro forma condensed combined statements of operations do not include the effects of any revenue, cost or other operating efficiencies that may result from the acquisition of the business of baggallini, nor do they reflect any other changes that might occur regarding the combination of Barry and baggallini.
The unaudited pro forma condensed combined consolidated statements of operations do not reflect any nonrecurring charges expected to result from the acquisition of the assets of baggallini. The majority of nonrecurring charges resulting from the acquisition are anticipated to include transaction costs such as legal and other professional fees of both companies.
Based on Barry’s review of the summary of significant accounting policies disclosed in baggallini financial statements, the nature and amount of any adjustments to the financial statements of baggallini to conform its accounting policies to those of Barry were not extensive and are noted in the footnotes to the pro forma information included below.
Unaudited Pro Forma Condensed Combined Statement of Income
For the Year ended July 3, 2010
(in thousands, except per common share data)

		R.G. Barry
		Corporation		baggallini, Inc.	Total
	R.G. Barry	Pro forma		Pro forma	Pro forma
	Corporation	adjustments	baggallini, Inc.	adjustments	as adjusted

Net sales	$123,787	$—	$15,203	$—	$138,990
Cost of sales	72,428	—	6,254	61 (1)	78,743

Gross profit	51,359	—	8,949	(61)	60,247
Selling, general and administrative expenses	36,623	—	3,966	1,240 (2)	41,829

Operating profit	14,736	—	4,983	(1,301)	18,418
Interest income, net	247	—	13	—	260
Other income	—	—	23	—	23

Income before income tax	14,983	—	5,019	(1,301)	18,701
Income tax expense	5,583	—	—	1,469 (3)	7,052

Net earnings	$9,400	$—	$5,019	$(2,770)	$11,649

Net earnings per common share
Basic	$0.86	$0.00	$0.46	$(0.25)	$1.07

Diluted	$0.85	$0.00	$0.46	$(0.25)	$1.06

Weighted average number of common shares outstanding
Basic	10,893				10,893

Diluted	11,036				11,036

Notes:

(1)	Inventory valuation at acquisition was $61 higher than historical cost; this difference is reflected as additional cost of sales for baggallini for fiscal 2010 in these pro forma results.

(2)	Customer relationships acquired for $12,400 were amortized over a 10-year period, assumed to start at the beginning of fiscal 2010; this amortization expense has been included as an adjustment to baggallini selling, general and administrative expenses for fiscal 2010 in these pro forma results.

(3)	An income tax expense entry was necessary to adjust baggallini results, since as a Subchapter S Corporation, baggallini did not recognize such expense and functioned as a pass-through entity for tax purposes to their shareholders. A tax rate for baggallini of 39.5% was computed based on the applicable federal and state/local income tax rates.

2 – Exhibit 99.3

Unaudited Pro Forma Condensed Combined Statement of Income
For the Nine-month period ended April 2, 2011
(in thousands, except per common share data)

		R.G. Barry
		Corporation			baggallini, Inc.		Total
	R.G. Barry	Pro forma			Pro forma		Pro forma
	Corporation	adjustments		baggallini, Inc.	adjustments		as adjusted

Net sales	$106,042	$—		$13,549	$—		$119,591
Cost of sales	66,686	—		6,001	—		72,687

Gross profit	39,356	—		7,548	—		46,904
Selling, general and administrative expenses	26,391	(37	) (1)	3,823	670	(1),(3)	30,847

Operating profit	12,965	37		3,725	(670)		16,057
Interest income, net	3	—		4	—		7
Other income	278	—		38	—		316

Income before income tax	13,246	37		3,767	(670)		16,380
Income tax expense	4,873	14	(2)	—	1,225	(4)	6,112

Net earnings	$8,373	$23		$3,767	$(1,895)		$10,268

Net earnings per common share
Basic	$0.76	$0.00		$0.34	$(0.17)		$0.93

Diluted	$0.75	$0.00		$0.34	$(0.17)		$0.92

Weighted average number of common shares outstanding
Basic	11,086						11,086

Diluted	11,212						11,212

Notes:

(1)	Acquisition related legal expenses of $37 for Barry and $260 for baggallini were removed from the pro forma results for the nine-month period ended April 2, 2011.

(2)	The pro forma legal expense adjustment noted above for Barry was adjusted for income tax expense using the average income tax reflected in the historical results for the nine-months ended April 2, 2011.

(3)	Customer relationships acquired for $12,400 were amortized over a 10-year period, assumed to have been acquired at the start of the nine-month period ended April 2, 2011; this amortization expense has been included as an adjustment baggallini selling, general and administrative expenses in these pro forma results for the nine-month period ended April 2, 2011 in these pro forma results.

(4)	An income tax expense entry was necessary to adjust baggallini results, since as a Subchapter S Corporation, baggallini did not recognize such expense and functioned as a pass-through entity for tax purposes to their shareholders. A tax rate for baggallini of 39.5% was computed based on the applicable federal and state/local income tax rates.

3 – Exhibit 99.3

Unaudited Pro Forma Condensed Combined Balance Sheet
As of April 2, 2011
Since the acquisition was consummated on March 31, 2011, the effect of this transaction was reflected in Barry’s unaudited condensed consolidated balance sheet included in its Quarterly Report on Form 10-Q for the quarter ended April 2, 2011. Accordingly, an unaudited pro forma condensed combined balance sheet is not required to be included herein.

4 – Exhibit 99.3